                                                                    EXHIBIT 99.1


                                                    July 15, 1997

                                                    Lee Whatcott
                                                    Senior Vice President & CFO
                                                    (714) 727-1629


WESTCORP ANNOUNCES SECOND QUARTER AND SIX MONTH RESULTS;
WESTERN FINANCIAL BANK FILES FOR SUBORDINATED DEBT OFFERING

Irvine, CA: Westcorp (NYSE: WES), the financial services holding company whose principal subsidiaries are WFS Financial Inc (Nasdaq: WFSI) and Western Financial Bank, today announced results for its second quarter and six months ended June 30, 1997, and reported that Western Financial Bank had filed a registration statement with the Office of Thrift Supervision with the intent of issuing $150 million of subordinated debentures.

Westcorp reported net income of $9.9 million, or $0.38 per share, for the 1997 second quarter compared with net income of $10.7 million, or $0.41 per share a year earlier. For the first half of 1997, net income totalled $17.8 million, or $0.68 per share, compared with $20.5 million, or $0.79 per share for the first six months of 1996. The decrease in net income is primarily related to the increase in noninterest expenses.

Noninterest income in 1997 increased 32% to $57.6 million for the second quarter and 27% to $109 million for the six-month period compared with $43.5 million and $85.8 million, respectively, a year ago. The increases result primarily from larger mortgage and automobile loan servicing portfolios. At June 30, 1997, total serviced loans, including those serviced for the benefit of others, reached $9.9 billion, up 10% from $9.0 billion at December 31, 1996.

Noninterest expense increased to $63.3 million and $121 million, respectively, for the second quarter and first half of 1997 compared with $46.6 million and $86.5 million for the corresponding prior year periods. The majority of the increase stemmed from geographic expansion programs (which were substantially completed in 1996) and investments in automation that are designed to enhance the growth opportunities for Westcorp's automobile lending, mortgage and commercial banking businesses.

WFS automobile loan originations totalled $613 million during the second quarter of 1997, a 17% increase over the $524 million originated a year ago. For the first half of 1997, originations totalled $1.2 billion, a 13% increase over the first six months of 1996. The increases reflect the nationwide expansion by WFS as well as continued expansion in its existing markets, tempered by a heightened emphasis on improving credit quality.

Mortgage loan originations by the Bank during the second quarter and first half of 1997 increased to $543 million and $985 million compared with $251 million and $560 million during the respective periods of 1996. These amounts represent 116% and 76% increases, reflecting an improved real estate market and continued efficiencies gained in the Bank's origination capacity.

Nonperforming assets decreased to $28.1 million or 0.8% of total assets at June 30, 1997, compared with $33.0 million or 1.0% at December 31, 1996. Loans delinquent 60 days or more also decreased to 1.0% of total loans at June 30, 1997 down from 1.1% at December 31, 1996. The allowance for loan losses was $36.6 million at June 30, 1997 and $40.2 million at December 31, 1996. This equates to 2.0% of total loans as of June 30, 1997 compared with 2.4% at December 31, 1996.

Western Financial Bank said proceeds from the subordinated debt offering will be used to (1) fund the operations of WFS (2) pay a dividend to Westcorp and (3) use the balance for general corporate purposes. The Bank's primary growth strategies focus on leveraging existing infrastructure to expand mortgage, consumer and commercial lending; attracting and retaining customers through an expanded range of deposit and lending products and other customer services; and lowering its costs of funds. The offering is being managed by Donaldson, Lufkin & Jenrette with co-manager Morgan Stanley Dean Witter. A copy of the prospectus relating to the offering may be obtained from the underwriters.

Western Financial Bank is a diversified financial services company providing a wide array of products and services, including residential real estate lending through its mortgage banking and equity lending divisions, deposit gathering through its retail branch network, and commercial banking. The Bank currently performs these activities through 25 wholesale and retail mortgage banking offices in ten states, and through 26 retail banking offices in California. At June 30, 1997, the Bank serviced $6.4 billion of mortgage loans.

All financing of automobile and light duty truck loans is conducted by WFS, a subsidiary of the Bank. WFS currently originates and purchases loans in California and 34 other states through 143 offices. At June 30, 1997, WFS serviced $3.4 billion of loans secured by automobiles and light duty trucks.

This news release contains forward-looking statements including, but not limited to, estimates of the impact of future losses and operating costs to future periods that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, including that the systems and initiatives that the company is undertaking do not achieve their intended results. Additional risks that may affect the company's future performance are detailed under the caption "Forward-looking Statements" in the business section of the company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

                                      # # #

                            WESTCORP AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                     June 30,       December 31,
                                                       1997             1996
                                                   -----------      -----------
ASSETS
Cash, investments and time deposits                $   240,307      $   315,905
Mortgage-backed securities                           1,009,415          849,548
Loans:
   Consumer (1)                                        320,894          284,858
   Real Estate (2)                                   1,533,273        1,438,892
   Commercial                                           17,983            7,867
   Allowance for loan losses                           (36,616)         (40,211)
Real estate owned, net                                   7,680           11,279
Non interest-earning assets                            585,257          466,907
                                                   -----------      -----------
                                                   $ 3,678,193      $ 3,335,045
                                                   ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                           $ 1,997,051      $ 1,873,942
Securities sold under agreements to repurchase         370,424          287,412
FHLB advances and other borrowings                     326,401          281,945
Non interest-bearing liabilities                       546,234          468,899
                                                   -----------      -----------
                                                     3,240,110        2,912,198

Subordinated debentures                                105,214          104,917

Shareholders' equity                                   332,869          317,930
                                                   -----------      -----------
                                                   $ 3,678,193      $ 3,335,045
                                                   ===========      ===========

--------------
(1) Net of unearned discount and includes loans held for sale.

(2) Net of undisbursed loan proceeds and includes loans held for sale.

                            WESTCORP AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                  Three Months Ended                 Six Months Ended
                                                                       June 30,                          June 30,
                                                             ----------------------------      ----------------------------
                                                                 1997            1996             1997             1996
                                                             -----------      -----------      -----------      -----------
Interest income:
       Loans, including fees                                 $    47,142      $    42,917      $    91,026      $    84,576
       Mortgage-backed securities                                 17,897           12,411           33,083           26,606
       Investment securities                                       1,878            1,829            3,855            3,623
       Other                                                       1,641            1,690            3,124            3,122
                                                             -----------      -----------      -----------      -----------
           TOTAL INTEREST INCOME                                  68,558           58,847          131,088          117,927

Interest expense:
       Deposits                                                   26,480           24,579           52,415           49,696
       Federal Home Loan Bank advances and other borrowings        8,699            5,155           15,742           11,188
       Securities sold under agreement to repurchase               4,854            2,900            8,357            7,974
                                                             -----------      -----------      -----------      -----------
           TOTAL INTEREST EXPENSE                                 40,033           32,634           76,514           68,858
                                                             -----------      -----------      -----------      -----------
           NET INTEREST INCOME                                    28,525           26,213           54,574           49,069

Provision for loan losses                                          2,602            1,454            6,973            7,053
                                                             -----------      -----------      -----------      -----------
          NET INTEREST INCOME AFTER
               PROVISION FOR LOAN LOSSES                          25,923           24,759           47,601           42,016

Noninterest income:
       Automobile lending                                         48,713           36,073           94,347           72,521
       Mortgage banking                                            7,125            5,427           12,156            9,741
       Investment and mortgage-backed
          securities gains (losses)                                  837               90              837           (1,883)
       Insurance income                                            1,315            1,336            2,580            5,686
       Real estate operations                                       (367)             209             (626)          (1,351)
       Rental operations                                            (355)            (174)            (613)             (84)
       Miscellaneous                                                 358              526              705            1,141
                                                             -----------      -----------      -----------      -----------
          TOTAL NONINTEREST INCOME                                57,626           43,487          109,386           85,771

Noninterest expenses:
       Salaries and employee benefits                             36,855           28,084           70,317           51,331
       Occupancy                                                   3,850            2,483            7,669            4,954
       Insurance                                                     589            1,193              749            2,399
       Miscellaneous                                              22,050           14,828           41,826           27,802
                                                             -----------      -----------      -----------      -----------
          TOTAL NONINTEREST EXPENSES                              63,344           46,588          120,561           86,486
                                                             -----------      -----------      -----------      -----------
          INCOME BEFORE INCOME TAXES                              20,205           21,658           36,426           41,301

Income taxes                                                       8,573            9,090           15,387           17,163
                                                             -----------      -----------      -----------      -----------
          INCOME BEFORE MINORITY INTEREST                         11,632           12,568           21,039           24,138

Minority interest in earnings of subsidiaries                      1,747            1,894            3,258            3,616
                                                             -----------      -----------      -----------      -----------
          NET INCOME                                         $     9,885      $    10,674      $    17,781      $    20,522
                                                             ===========      ===========      ===========      ===========

NET INCOME PER COMMON SHARE
       AND COMMON SHARE EQUIVALENTS                          $      0.38      $      0.41      $      0.68      $      0.79
                                                             ===========      ===========      ===========      ===========
CASH DIVIDENDS DECLARED PER SHARE
       AND COMMON SHARE EQUIVALENTS                          $      0.10      $      0.10      $      0.20      $      0.20
                                                             ===========      ===========      ===========      ===========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
       AND COMMON SHARE EQUIVALENTS                           26,283,343       26,196,613       26,273,447       26,135,111
                                                             ===========      ===========      ===========      ===========

                           WESTCORP AND SUBSIDIARIES
                   OTHER SELECTED FINANCIAL DATA (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                          Three Months Ended         Six Months Ended
                                              June 30,                   June 30,
                                        -----------------------   -----------------------
                                           1997         1996        1997          1996
                                        ----------   ----------   ----------   ----------
LOAN ORIGINATIONS
Consumer                                $  616,299   $  525,596   $1,170,459   $1,031,332
Real Estate                                543,105      251,438      984,574      560,237
Commercial                                  10,272                    17,938
                                        ----------   ----------   ----------   ----------
  Total                                 $1,169,676   $  777,034   $2,172,971   $1,591,569
                                        ==========   ==========   ==========   ==========
INTEREST RATE SPREAD - OWNED LOANS
Yield on interest-earning assets              8.54%        8.64%       8.50%         8.49%
Cost of interest-bearing liabilities          5.78%        5.69%       5.79%         5.78%
                                        ----------   ----------   ----------   ----------
  Interest spread                             2.76%        2.95%       2.71%         2.71%
                                        ==========   ==========   ==========   ==========
OWNED LOAN LOSS EXPERIENCE
Consumer                                      2.18%        2.12%       2.76%         2.86%
Real Estate                                   1.08%       (0.03)%      0.67%         0.06%
                                        ----------   ----------   ----------   ----------
  Total                                       1.28%        0.42%       1.04%         0.61%
                                        ==========   ==========   ==========   ==========

                                          June 30,   December 31,
                                            1997        1996
                                        ----------   -----------
SERVICING PORTFOLIO (1)
Consumer                                $3,423,479   $3,048,678
Real Estate                              6,426,846    5,918,497
Commercial                                  17,982        7,867
                                        ----------   ----------
                                        $9,868,307   $8,975,042
                                        ==========   ==========


                                            June 30, 1997           December 31, 1996
                                        -----------------------   -----------------------
                                          Amount          %         Amount         %
                                        ----------   ----------   ----------   ----------
OWNED LOAN DELINQUENCY 60+
Consumer                                $    2,200          0.7%  $    2,524          0.9%
Real Estate                                 15,594          1.0%      17,022          1.2%
                                        ----------   ----------   ----------   ----------
  Total                                 $   17,794          1.0%  $   19,546          1.1%
                                        ==========   ==========   ==========   ==========

---------------
(1) At end of period, net of unearned discount and includes loans held for sale.